EXHIBIT 99.1

                                                                    NEWS RELEASE
  [LOGO]
MICROCHIP                                      INVESTOR RELATIONS CONTACT:

                                         Gordon Parnell - CFO ... (480) 792-7374


   MICROCHIP TECHNOLOGY FOURTH QUARTER AND FISCAL YEAR 2003 FINANCIAL RESULTS
                  * FY03 NET SALES UP 14% OVER FY02
                  * FY03 PRO FORMA NET INCOME UP 41% OVER FY02


CHANDLER, Arizona - April 23, 2003 - (NASDAQ: MCHP) - Microchip Technology Incorporated, a leading provider of microcontroller and analog semiconductors, today reported results for the three months ended March 31, 2003 and the fiscal year ended March 31, 2003. Net sales for the fourth quarter were $159.7 million, down 5% sequentially from $167.5 million in the immediately preceding quarter, and up 7% from sales of $148.8 million in the prior year's fourth quarter. Net income for the fourth quarter was $33.0 million or 16 cents per diluted share, down 9% sequentially from net income of $36.4 million or 17 cents per diluted share in the immediately preceding quarter, and up 25% from net income of $26.3 million or 13 cents per diluted share in the prior year's fourth quarter.

Net sales for the fiscal year ended March 31, 2003 were $651.5 million, an increase of 14% from net sales of $571.3 million in the prior fiscal year. On a pro forma basis, net income for the fiscal year ended March 31, 2003 was $133.9 million, or 64 cents per diluted share, an increase of 41% from net income of $94.8 million, or 45 cents per diluted share in the prior year. On a GAAP basis, net income for the fiscal year ended March 31, 2003 was $88.2 million, or 42 cents per diluted share, a decrease of 7% from net income of $94.8 million, or 45 cents per diluted share in the prior year. Pro forma diluted earnings per share for fiscal year 2003 exclude the effects of the Fab 3 (Puyallup, WA) impairment charge, an in process research and development charge (related to the acquisition of PowerSmart) and the cumulative effect of the change in accounting principle related to the Company's revenue recognition policy associated with sales to regional Asian distributors. A reconciliation of the Company's GAAP results to its pro forma results is included later in this press release.

On March 18, 2003, Microchip announced a change in its revenue recognition policy relating to sales to regional Asian distributors. Microchip changed from recognizing revenue when product is shipped to these distributors (Point of Purchase "POP") to recognizing revenue when these distributors sell the

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
Microchip Technology Incorporated  2355 West Chandler Blvd.  Chandler, AZ 85224-6199  Main Office 480*792*7200 FAX 480*899*9210

MICROCHIP TECHNOLOGY
REPORTS FOURTH QUARTER AND
FISCAL YEAR 2003 RESULTS


product to their customers (Point of Sale "POS"). Historically, Microchip has recognized revenue from its Americas, European and multinational Asian distributors at POS, but has recognized revenue from regional Asian distributors at POP. The focus on demand creation and sell-through to end customers is in the long-term best interest of Microchip. Revenue recognition at POS as Microchip's sole revenue recognition policy is a more reflective measure of end customer demand. Instituting this change at this point will result in a revenue recognition policy that is uniform throughout the Company. To implement the change in revenue recognition, Microchip has recorded a cumulative effect of change in accounting principle of $11.4 million as of April 1, 2002, which was the beginning of fiscal year 2003. This represents the amount of income that is now deferred as of that date under the POS method. Quarterly operating results for the first three quarters of fiscal year 2003 have been adjusted to conform to this change in accounting policy. These adjustments resulted in a cumulative revenue reduction of $8.7 million for the first three quarters of fiscal year 2003, and a cumulative net income reduction of $2.4 million for the same period.

The Company expects to declare a quarterly cash dividend within the next week. Microchip initiated quarterly cash dividend payments in the third quarter of fiscal year 2003, and has made two cash dividend payments of $.02 per share each.

"Microchip's performance in a very difficult environment reflects the hard work, determination and commitment of our global enterprise. In fiscal year 2003, we delivered year over year revenue growth of 14%, achieved substantial market share gains in the 8-bit microcontroller market, attained operating profits among the highest in the industry, and maintained a healthy, debt-free balance sheet. While the year did not finish as we anticipated, our fiscal year 2003 achievements validate that our business model is working solidly. Looking ahead, our business is expected to generate between $175 and $200 million in free cash flows in fiscal year 2004, confirming the overall continued strength of our business enterprise," said Steve Sanghi, Microchip's President and CEO.

"As announced in our April 7, 2003 press release, we are focusing on the closure of Fab 1 (Chandler, AZ) and integrating certain personnel, equipment and processes into our Fab 2 (Tempe, AZ)," Mr. Sanghi continued. "After the completion of the integration process, our gross margins are expected to be approximately 54%, with further improvement anticipated after Fab 4 commences production.

"Visibility in the current global economic and geopolitical environment continues to be very difficult. Despite the current uncertainties, we remain confident in the long-term performance of our proprietary microcontroller and analog products," Mr. Sanghi concluded.

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MICROCHIP TECHNOLOGY
REPORTS FOURTH QUARTER AND
FISCAL YEAR 2003 RESULTS


MICROCHIP'S FOURTH QUARTER HIGHLIGHTS:

* Microchip announced initial high yields from its Fab 4 semiconductor manufacturing facility in Gresham, Oregon. All of the necessary manufacturing processes are working, the qualification wafers are in progress and the first wafers produced yielded 91% usable die.

* Expanding its industry-leading power-managed portfolio, Microchip debuted seven PIC16F Flash microcontrollers that feature NANOWATT TECHNOLOGY. These devices offer the flexibility of reprogrammable Flash memory coupled with new power-managed features and are designed to reduce the overall power consumption within embedded systems.

* Microchip introduced a highly flexible PICmicro(R) microcontroller family that helps simplify motor-control design. The PIC18F2439/2539/4439/4539 Flash microcontrollers increase flexibility for variable speed control, reduce noise and maximize energy efficient operation in single-phase motor control applications.

* The MPLAB(R) In-Circuit Emulator (ICE) 4000 debuted to support Microchip's high-end PIC18F Flash microcontrollers and dsPIC(TM) digital signal controllers. The MPLAB ICE 4000 provides full speed, low voltage emulation, interchangeable processor modules and device adapters.

* The low-cost PICkit(TM) 1 Flash Starter Kit for low-pin count PICmicro Flash microcontrollers was introduced. Available for only $36 (US), the PICkit 1 Flash Starter Kit is an easy-to-use programmer, evaluation and development kit for the Company's popular 8- and 14-pin Flash microcontrollers.

* The Company expanded its analog portfolio with a new family of low voltage, low cost operational amplifiers. These 1 MHz op amps reduce supply voltage demand, making them ideal for extending battery life and other low-voltage applications.

* The TC72/77 serial output temperature sensors were selected by ANALOGZONE as the recipient of its annual "Product of the Year" award for 2002. Twenty-six products were recognized this year, and Microchip was one of two companies to bring home the award in the sensor category.

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MICROCHIP TECHNOLOGY
REPORTS FOURTH QUARTER AND
FISCAL YEAR 2003 RESULTS


* Microchip introduced a 500mA Synchronous Buck-DC-to-DC synchronous step-down converter that operates over a multitude of input and output conditions. The MCP1601 provides designers with an efficient method of transforming battery or bus voltage to system requirements.

* Microchip unveiled its first PowerSmart(R) battery monitoring device featuring Accuron(TM) technology for Nickel Metal Hydride (NiMH) applications. The new PS402 is a Smart Battery System-compliant, battery management integrated circuit that integrates all rechargeable battery monitoring functions for NiMH batteries on a single chip. With accuracy to within +/-1 percent, the PS402 provides the host system and user with valuable information that can be utilized for enhanced power management while providing the system's user with optimum predictability.

* The Arizona Association of Industries awarded Microchip the 2003 Co-Manufacturer of the Year in the Large Manufacturer category for the Company's consistent, steady growth and success, and strong support of education in Arizona.

Q1 FY2004 OUTLOOK:

The following statements are based on current expectations. These statements are forward-looking, and actual results may differ materially.

Continuing uncertainty in the global semiconductor industry and low visibility make it very difficult to predict demand and other related matters. Microchip will provide a mid-quarter update on June 10, 2003. See "Conference Call and Updates" section below for details.

As indicated below, certain of the Q1 FY2004 Outlook line items are pro forma and exclude the effect of accelerated depreciation due to the announced closure of Fab 1 and other related expenses. Microchip expects these charges will be taken in the first quarter of fiscal year 2004, and are currently expected to be between $27 and $33 million, for which Microchip estimates $24 to $29 million will represent accelerated depreciation, and $3 to $4 million will be other related expenses. The majority of the total charges will be reflected in cost of sales.

* Net sales for the first fiscal quarter ending June 30, 2003 is currently anticipated to be between $157 and $164 million (down approximately 2% to up approximately 3% compared to the immediately preceding quarter).

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MICROCHIP TECHNOLOGY
REPORTS FOURTH QUARTER AND
FISCAL YEAR 2003 RESULTS


* Pro forma gross margins for the first fiscal quarter ending June 30, 2003 are expected to be approximately 54%(1). Generally, gross margins will fluctuate over time, driven primarily by the mix of microcontrollers, analog products and memory products sold, manufacturing yields, fixed cost absorption, wafer fab loading levels, pricing pressures in our non-proprietary product lines, and competitive and economic conditions.

* Operating expenses for the first fiscal quarter ending June 30, 2003 are expected to be between $44.2 and $44.7 million. Operating expenses fluctuate over time, primarily due to revenue and profit levels.

* The pro forma tax rate for the first fiscal quarter ending June 30, 2003 is anticipated to be approximately 25.5%.(2)

* Pro forma earnings per diluted share for the first fiscal quarter ending June 30, 2003 are anticipated to be between 15 and 16 cents.(3)

* Inventories at June 30, 2003 are anticipated to be approximately 141 days. The level of inventories fluctuates over time, primarily due to sales volume and overall capacity utilization.

* Capital expenditures for the quarter ending June 30, 2003 are expected to be approximately $15 million, and capital expenditures for fiscal year 2004 are expected to total approximately $40 to $45 million. The level of capital expenditures varies from time to time as a result of actual and anticipated business conditions.

* Based on cash projected to be generated from operations and current projected capital expenditure levels, we expect to add approximately $50 million to our existing cash balances during the quarter ending June 30, 2003.

* Microchip announced on August 7, 2002 that its Board of Directors had authorized a stock buy-back of up to 2.5 million shares. Microchip has been buying stock in the open market since that date. To date, 1,264,700 shares have been repurchased at a cost of $27.1 million. Future purchases will depend upon market conditions and corporate considerations.

----------
(1) GAAP gross margins for the first fiscal quarter ending June 30, 2003 are expected to be between 35% and 39%.
(2) GAAP tax rate for the first fiscal quarter ending June 30, 2003 is expected to be between -17% and 8%.
(3) GAAP earnings per diluted share for the first fiscal quarter ending June 30, 2003 are expected to be between 5 and 8 cents.

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MICROCHIP TECHNOLOGY
REPORTS FOURTH QUARTER AND
FISCAL YEAR 2003 RESULTS


               MICROCHIP TECHNOLOGY INCORPORATED AND SUBSIDIARIES
              PRO FORMA CONDENSED CONSOLIDATED STATEMENTS OF INCOME

                                   (unaudited)
                     (in thousands except per share amounts)

                                            Three Months Ended          Twelve Months Ended
                                                 March 31,                   March 31,
                                           ---------------------       ---------------------
                                             2003         2002           2003         2002
                                           --------     --------       --------     --------
Net sales                                  $159,666     $148,841       $651,462     $571,254
Cost of sales                                72,992       73,519        299,227      284,518
                                           --------     --------       --------     --------
   Gross profit                              86,674       75,322        352,235      286,736

Operating expenses:
   Research and development                  21,743       20,539         87,963       81,650
   Selling, general and administrative       21,857       21,138         89,355       82,615
                                           --------     --------       --------     --------
                                             43,600       41,677        177,318      164,265

Operating income                             43,074       33,645        174,917      122,471
Other income, net                             1,272          981          4,215        4,720
                                           --------     --------       --------     --------
Income before income taxes                   44,346       34,626        179,132      127,191
Income taxes                                 11,308        8,310         45,257       32,377
                                           --------     --------       --------     --------

Pro forma net income                       $ 33,038     $ 26,316       $133,875     $ 94,814
                                           --------     --------       --------     --------

Pro forma basic net income per share       $   0.16     $   0.13       $   0.66     $   0.48
                                           --------     --------       --------     --------
Pro forma diluted net income per share     $   0.16     $   0.13       $   0.64     $   0.45
                                           --------     --------       --------     --------

Basic shares used in calculation            203,496      200,112        202,483      199,184
                                           ========     ========       ========     ========
Diluted shares used in calculation          210,843      210,293        210,646      208,907
                                           ========     ========       ========     ========

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MICROCHIP TECHNOLOGY
REPORTS FOURTH QUARTER AND
FISCAL YEAR 2003 RESULTS


The following table sets forth a reconciliation of pro forma results to GAAP results:

               MICROCHIP TECHNOLOGY INCORPORATED AND SUBSIDIARIES
           RECONCILIATION OF PRO FORMA NET INCOME TO REPORTED RESULTS

                                   (unaudited)
                     (in thousands except per share amounts)

                                                   Three Months Ended          Twelve Months Ended
                                                        March 31,                   March 31,
                                                 -----------------------     ------------------------
                                                   2003          2002          2003           2002
                                                 ---------     ---------     ---------      ---------
Pro forma net income                             $  33,038     $  26,316     $ 133,875      $  94,814

Special charges:
   (a) Fab 3 impairment charge                           0             0        41,500              0
   (b) In process R&D charge                             0             0         9,300              0
   (c) Tax benefit                                       0             0       (16,600)             0
                                                 ---------     ---------     ---------      ---------
                                                         0             0        34,200              0
Net income before cumulative effect
   of change in accounting principle                33,038        26,316        99,675         94,814

Cumulative effect of change in accounting
   principle                                             0             0        11,443              0
                                                 ---------     ---------     ---------      ---------

Net income                                       $  33,038     $  26,316     $  88,232      $  94,814
                                                 ---------     ---------     ---------      ---------

Basic net income per share
   Pro forma net income                          $    0.16     $    0.13     $    0.66      $    0.48
   Special charges                                    0.00          0.00         (0.17)          0.00
   Cumulative effect of change in accounting
     principle                                        0.00          0.00         (0.05)          0.00
                                                 ---------     ---------     ---------      ---------
   Net income                                    $    0.16     $    0.13     $    0.44      $    0.48

Diluted net income per share
   Pro forma net income                          $    0.16     $    0.13     $    0.64      $    0.45
   Special charges                                    0.00          0.00         (0.17)          0.00
   Cumulative effect of change in accounting
     principle                                        0.00          0.00         (0.05)          0.00
                                                 ---------     ---------     ---------      ---------
   Net income                                    $    0.16     $    0.13     $    0.42      $    0.45

Basic shares used in calculation                   203,496       200,112       202,152        199,184
                                                 =========     =========     =========      =========
Diluted shares used in calculation                 210,843       210,293       210,484        208,907
                                                 =========     =========     =========      =========

(a)  Impairment charge on Fab 3.
(b) In process research and development charge associated with the PowerSmart acquisition.
(c) Tax effect based on impairment charge on Fab 3 based on U.S. statutory tax rate. There is no tax benefit related to the in process R&D charge.

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MICROCHIP TECHNOLOGY
REPORTS FOURTH QUARTER AND
FISCAL YEAR 2003 RESULTS


CONFERENCE CALL AND UPDATES:

Microchip will host a conference call today, April 23, 2003 at 5:00 p.m. (Eastern Time) to discuss this release. This call will be simulcast over the Internet at www.microchip.com. The webcast will be available for replay until April 30, 2003.

A telephonic replay of the conference call will be available at approximately 9:00 p.m. (Eastern Time) April 23, 2003 and will remain available until 5:00 p.m. (Eastern Time) on Wednesday, April 30, 2003. Interested parties may listen to the replay by dialing 719-457-0820 and entering access code 784887.

Microchip will make a first quarter business update available after market close on Tuesday, June 10, 2003. This update will be posted on the Company's website at www.microchip.com. Those who do not have access to the Internet may contact Microchip's Investor Relations department directly 480-792-7761 to hear a recorded summary of the business update.

CAUTIONARY STATEMENT:

The statements in this release relating to the expected declaration of a quarterly cash dividend within the next week, our fiscal year 2003 achievements validating that our business model is working solidly, our business generating between $175 and $200 million in free cash flows (operating cash flow net of working capital investments, capital expenditures and dividends) in fiscal year 2004 confirming the overall continued strength of our business enterprise, the closure of Fab 1 and integration of certain personnel, equipment and processes into Fab 2, our expected gross margins after the completion of the integration process, further improvement in our gross margins after Fab 4 commences production, visibility in the current global economic and geopolitical environment continuing to be very difficult, our confidence in the long-term performance of our proprietary microcontroller and analog products, our expectations related to the timing, amount and composition of the charges related to the Fab 1 closure and the statements containing our guidance for the quarter ending June 30, 2003 with respect to net sales, pro forma revenue, gross margins, operating expenses, pro forma tax rate, pro forma earnings per share, days of inventory, capital expenditures for the quarter ending June 30, 2003 and for fiscal year 2004, additions to cash balances, any potential future stock repurchases and anticipated GAAP gross margins, tax rate and

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
earnings per share are forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These statements involve risks and uncertainties that could cause actual results to differ materially, including, but not limited to: our ability to effectively carry out the closure of Fab 1 and the integration of certain personnel, equipment and processes into Fab 2 and to realize the savings and operational efficiencies expected from these actions; the rate of the recovery in the overall economy and the uncertainty of current economic and political conditions; the potential for unanticipated results from the closure of Fab 1 on our performance, including customer concerns, productivity and the retention of key employees; changes in customer order patterns and seasonality; changes in demand for our products and the products of our customers; pricing pressures; levels of inventories at our distributors and other customers; inventory mix and timing of customer orders; the level of orders that are received and can be shipped in a quarter; the level and timing at which design wins become actual orders and sales; fluctuations in our business during the last month of the quarter; the level of sell-through of our products through distribution in any particular fiscal period; disruptions in international transport or delivery occasioned by terrorist activity, armed conflict, war or an unexpected increase in the price of, or decrease in supply of, oil; impact of events outside the United States, such as the business impact of fluctuating currency rates or unrest or political instability; general industry, economic and political conditions; the impact on our business and on customer order patterns due to major health concerns (such as the spread of the SARS virus); our ability to maintain operating margins; market acceptance of our new products and those of our customers; competitive factors, such as competing architectures and manufacturing technologies and acceptance of new products in the markets we generally serve; the costs and outcome of any litigation involving intellectual property, customer and other issues; changes in utilization of our current manufacturing capacity; unanticipated costs in bringing Fab 4 on-line; timely facilitization of Fab 4, including the availability of equipment and other supplies; our ability to ramp products into volume production at Fab 4; and the ability to attract and retain qualified personnel in the Gresham, OR area.

For a detailed discussion of these and other risk factors, please refer to Microchip's filings on Form 10-K and 10-Q. You can obtain copies of Forms 10-K and 10-Q and any other relevant documents for free at Microchip's Web site (www.microchip.com) or the SEC's Web site (www.sec.gov) or from commercial document retrieval services.

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MICROCHIP TECHNOLOGY
REPORTS FOURTH QUARTER AND
FISCAL YEAR 2003 RESULTS


Stockholders of Microchip are cautioned not to place undue reliance on our forward-looking statements, which speak only as of the date such statements are made. Microchip does not undertake any obligation to publicly update any forward-looking statements to reflect events, circumstances or new information after this April 23, 2003 press release, or to reflect the occurrence of unanticipated events.

ABOUT MICROCHIP:

Microchip Technology Inc. manufactures the popular PICmicro(R) field-programmable RISC microcontrollers, which serve 8- and 16-bit embedded control applications, and a broad spectrum of high-performance linear and mixed-signal, power management and thermal management devices. The Company also offers complementary microperipheral products including interface devices; microID(R) RFID devices; serial EEPROMs; and the patented KEELOQ(R) security devices. This synergistic product portfolio targets thousands of applications and a growing demand for high-performance designs in the automotive, communications, computing, consumer and industrial control markets. The Company's quality systems are ISO 9001 (1994 version) and QS9000 (1998 version) certified. Microchip is headquartered in Chandler, Arizona with design facilities in Mountain View, California, Plano, Texas, Bangalore, India, and Lausanne, Switzerland; semiconductor fabrication facilities in Tempe and Chandler, Arizona, Puyallup, Washington, and Gresham, Oregon, and assembly and test operations near Bangkok, Thailand. Microchip employs approximately 3,350 people worldwide and has sales offices throughout Asia, Europe, Japan and the Americas. More information on the Company can be found at www.microchip.com.


 The Microchip logo and name, PICmicro(R), KEELOQ(R) , MPLAB(R), microID(R), and PowerSmart(R) are registered trademarks of Microchip Technology Incorporated.
             dsPIC(TM), Accuron(TM) and PICkit(TM) are trademarks of Microchip Technology Incorporated. All rights reserved.

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
               MICROCHIP TECHNOLOGY INCORPORATED AND SUBSIDIARIES
                   CONDENSED CONSOLIDATED STATEMENT OF INCOME

                                   (Unaudited)
                     (in thousands except per share amounts)

                                                         Three Months Ended        Twelve Months Ended
                                                              March 31,                 March 31,
                                                        ---------------------     ---------------------
                                                          2003         2002         2003         2002
                                                        --------     --------     --------     --------
Net sales                                               $159,666     $148,841     $651,462     $571,254
Cost of sales                                             72,992       73,519      299,227      284,518
                                                        --------     --------     --------     --------
   Gross profit                                           86,674       75,322      352,235      286,736

Operating expenses:
   Research and development                               21,743       20,539       87,963       81,650
   Selling, general and administrative                    21,857       21,138       89,355       82,615
   Fab 3 impairment charge                                     0            0       41,500            0
   In process research & development charge                    0            0        9,300            0
                                                        --------     --------     --------     --------
                                                          43,600       41,677      228,118      164,265

Operating income                                          43,074       33,645      124,117      122,471

Other income, net                                          1,272          981        4,215        4,720
                                                        --------     --------     --------     --------

Income before income taxes                                44,346       34,626      128,332      127,191

Income taxes                                              11,308        8,310       28,657       32,377
                                                        --------     --------     --------     --------

Net income before cumulative effect of change
   in accounting principle                                33,038       26,316       99,675       94,814

Cumulative effect of change in accounting principle            0            0       11,443            0
                                                        --------     --------     --------     --------

Net income                                              $ 33,038     $ 26,316     $ 88,232     $ 94,814
                                                        --------     --------     --------     --------

Basic net income per share before cumulative
   effect of change in accounting principle             $   0.16     $   0.13     $   0.49     $   0.48
                                                        --------     --------     --------     --------
Basic net income per share                              $   0.16     $   0.13     $   0.44     $   0.48
                                                        --------     --------     --------     --------

Diluted net income per share before cumulative
   effect of change in accounting principle             $   0.16     $   0.13     $   0.47     $   0.45
                                                        --------     --------     --------     --------
Diluted net income per share                            $   0.16     $   0.13     $   0.42     $   0.45
                                                        --------     --------     --------     --------

Basic shares used in calculation                         203,496      200,112      202,483      199,184
                                                        ========     ========     ========     ========
Diluted shares used in calculation                       210,843      210,293      210,646      208,907
                                                        ========     ========     ========     ========

               MICROCHIP TECHNOLOGY INCORPORATED AND SUBSIDIARIES
                      CONDENSED CONSOLIDATED BALANCE SHEETS

                                 (in thousands)

                                     ASSETS

                                                        March 31,      March 31,
                                                          2003           2002
                                                       ----------     ----------
                                                       (Unaudited)

Cash and short-term investments                        $  216,511     $  280,647

Accounts receivable, net                                   95,387         80,747

Inventories                                               102,344         88,615

Other current assets                                      194,867         99,167
                                                       ----------     ----------

     Total current assets                                 609,109        549,176

Property, plant & equipment, net                          767,933        715,960

Other assets                                               51,233         10,464
                                                       ----------     ----------

     Total assets                                      $1,428,275     $1,275,600
                                                       ==========     ==========

                      LIABILITIES AND STOCKHOLDERS' EQUITY

Accounts payable and other accrued liabilities         $  144,142     $  127,165

Deferred income on shipments to distributors               70,988         40,800
                                                       ----------     ----------

     Total current liabilities                            215,130        167,965

Long-term debt and deferred taxes                          34,196         31,856

Stockholders' equity                                    1,178,949      1,075,779
                                                       ----------     ----------

Total liabilities and stockholders' equity             $1,428,275     $1,275,600
                                                       ==========     ==========

               MICROCHIP TECHNOLOGY INCORPORATED AND SUBSIDIARIES
                   CONDENSED CONSOLIDATED STATEMENT OF INCOME

                                   (Unaudited)
                     (in thousands except per share amounts)

                                            Qtr. Ended    Qtr. Ended      Qtr. Ended   Qtr. Ended    Fiscal Year
                                              6/30/02       9/30/02        12/31/02      3/31/03        2003
                                             ---------     ---------      ---------     ---------     ---------
Net sales                                    $ 157,544     $ 166,778      $ 167,474     $ 159,666     $ 651,462
Cost of sales                                   75,177        76,478         74,580        72,992       299,227
                                             ---------     ---------      ---------     ---------     ---------
   Gross profit                                 82,367        90,300         92,894        86,674       352,235

Operating expenses:
   Research and development                     21,560        22,337         22,323        21,743        87,963
   Selling, general and administrative          21,941        23,127         22,430        21,857        89,355
                                             ---------     ---------      ---------     ---------     ---------
                                                43,501        45,464         44,753        43,600       177,318

Operating income before special charges         38,866        44,836         48,141        43,074       174,917
Fab 3 impairment charge                              0        41,500              0             0        41,500
In process research
   and development charge                        9,300             0              0             0         9,300
                                             ---------     ---------      ---------     ---------     ---------

Operating income                                29,566         3,336         48,141        43,074       124,117

Other income, net                                1,250         1,153            540         1,272         4,215
                                             ---------     ---------      ---------     ---------     ---------

Income before income taxes                      30,816         4,489         48,681        44,346       128,332

Income taxes                                    10,057        (5,007)        12,299        11,308        28,657
                                             ---------     ---------      ---------     ---------     ---------

Net income before special charges and
   cumulative effect of change in
   accounting principle                         30,059        34,396         36,382        33,038       133,875
Net income before cumulative effect of
   change in accounting principle               20,759         9,496         36,382        33,038        99,675

Cumulative effect of change in
   accounting principle                         11,443             0              0             0        11,443
                                             ---------     ---------      ---------     ---------     ---------

Net income                                   $   9,316     $   9,496      $  36,382     $  33,038     $  88,232
                                             ---------     ---------      ---------     ---------     ---------

Basic net income per share before
   special charges and cumulative effect
   of change in accounting principle         $    0.15     $    0.17      $    0.18     $    0.16     $    0.66
                                             ---------     ---------      ---------     ---------     ---------
Basic net income per share                   $    0.05     $    0.05      $    0.18     $    0.16     $    0.44
                                             ---------     ---------      ---------     ---------     ---------

Diluted net income per share before
   special charges and cumulative effect
   of change in accounting principle         $    0.14     $    0.16      $    0.17     $    0.16     $    0.64
                                             ---------     ---------      ---------     ---------     ---------
Diluted net income per share                 $    0.04     $    0.05      $    0.17     $    0.16     $    0.42
                                             ---------     ---------      ---------     ---------     ---------

Basic shares used in calculation               201,292       202,047        203,109       203,496       202,483
                                             =========     =========      =========     =========     =========
Diluted shares used in calculation             211,527       209,642        210,929       210,843       210,646
                                             =========     =========      =========     =========     =========